UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2026
Date of Report (Date of earliest event reported)

The Baldwin Insurance Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39095	61-1937225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607
(Address of Principal Executive Offices) (Zip Code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BWIN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2026, The Baldwin Insurance Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement,” and the transactions contemplated thereby, the “Transaction”), by and among the Company, The Baldwin Insurance Group Holdings, LLC, a Delaware limited liability company (“OpCo LLC”), Square Acquisition Parent, Inc., a Delaware corporation (“Parent”), Square Acquisition Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Square Acquisition Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“LLC Merger Sub” and, together with Merger Sub, the “Merger Subs”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, (i) LLC Merger Sub will merge with and into OpCo LLC (the “LLC Merger”), with OpCo LLC surviving the LLC Merger, (ii) simultaneously with the LLC Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and (iii) immediately following the Initial Mergers (as defined below), a Delaware limited liability company to be formed by an indirect subsidiary of OpCo LLC will merge with and into OpCo LLC (the “Second LLC Merger”), with OpCo LLC continuing as the surviving company. The LLC Merger and the Merger are referred to together as the “Initial Mergers,” and together with the Second LLC Merger, the “Mergers.”

Parent is wholly owned by Sequence AI Holdings, Inc., a Delaware corporation (“Sequence”), which is a permanent holding company that acquires established enterprises in the service economy. DFO Management, LLC (together with its affiliated investment entities, “DFO”), which manages the investment assets of Michael Dell, the founder, Chairman and Chief Executive Officer of Dell Technologies Inc., and his family, has committed to provide equity financing to Parent to fund the transactions contemplated by the Merger Agreement, as described under the heading “Financing” below.

The Merger Agreement and the transactions contemplated thereby, including the Rollover and the TRA Amendment (each as defined below), have been unanimously approved by the board of directors of the Company (the “Board of Directors”), following the unanimous recommendation of a special committee consisting of only independent and disinterested directors of the Company (the “Special Committee”). In addition, Holders (as defined in the Stockholders Agreement, dated as of October 30, 2024, by and among the Company and the other parties thereto (the “Stockholders Agreement”)) of a majority of the Class B Shares held by the Holders have executed and delivered a written consent approving and consenting to the transactions contemplated by the Merger Agreement, including the Mergers.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Initial Mergers (the “Effective Time”), pursuant to the Merger, each share of Class A common stock, par value $0.01 per share (the “Class A Shares”), issued and outstanding immediately prior to the Effective Time, but following any exchanges of limited liability company interests in OpCo LLC (“OpCo LLC Units”) for Class A Shares in accordance with the Merger Agreement and the limited liability company agreement of OpCo LLC (“Closing Exchanges”) (other than Class A Shares (i) held by the Company as treasury shares, (ii) held by Parent or any of its subsidiaries, including any Rollover Stock (as defined below), (iii) held by any subsidiary of the Company immediately prior to the Effective Time or (iv) held by any person who is entitled to demand, and has properly demanded, appraisal in respect of such Class A Shares pursuant to applicable law), will automatically be converted into the right to receive $32.50 in cash, without interest (the “Merger Consideration”). Subject to the terms and conditions of the Merger Agreement, at the Effective Time, pursuant to the LLC Merger, each OpCo LLC Unit issued and outstanding immediately prior to the Effective Time, but following any Closing Exchanges, other than any Retained Units (as defined below), will automatically be converted into the right to receive the Merger Consideration. Each share of Class B common stock, par value $0.0001 per share (the “Class B Shares”), will be canceled for no consideration.

If the Mergers are consummated, the Company’s securities will be delisted from the Nasdaq Global Select Market (“Nasdaq”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as promptly as practicable after the Effective Time.

Treatment of Company Equity Awards

With respect to the outstanding equity awards of the Company, at the Effective Time, such awards will generally be treated as follows:

•	Company PSUs: Achievement of performance goals applicable to each award of Company performance stock units (“Company PSUs”) will be determined (but will not exceed the midpoint between “target” and “superior” performance), and each Company PSU award, to the extent so earned, will be converted into the right to receive an amount equal to (i) the number of shares subject to such earned Company PSU award, multiplied by (ii) the Merger Consideration. However, if necessary to avoid adverse tax consequences under Section 4999 of the Internal Revenue Code, certain Company PSU awards may instead be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company PSU award prior to the Effective Time.

•	Company RSAs: Each outstanding Company restricted stock award (“Company RSA”) scheduled to vest on or before January 1, 2028 will be converted into the right to receive an amount equal to (i) the number of shares subject to such Company RSA, multiplied by (ii) the Merger Consideration. Each outstanding Company RSA scheduled to vest in whole or in part after January 1, 2028 will become vested with respect to that portion that would have vested on or prior to January 1, 2028 if such award had vested in equal annual installments, and such vested portion will be converted into the right to receive an amount equal to (i) the number of shares subject to such vested portion, multiplied by (ii) the Merger Consideration. All other Company RSAs will be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company RSA prior to the Effective Time.

Financing

Parent and the Merger Subs have obtained equity and debt financing commitments for the Transaction. Pursuant to an equity commitment letter delivered to Parent (the “Equity Commitment Letter”), DFO has committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding the amounts required to be paid by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth therein. The Company is an express third-party beneficiary of DFO’s funding obligations under the Equity Commitment Letter. DFO has also provided the Company with a limited guarantee in favor of the Company, which guarantees the payment of certain monetary obligations that may be owed by Parent to the Company pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent (described further below), in each case, pursuant to and in accordance with the terms and conditions of the limited guarantee and the Merger Agreement. In addition, pursuant to a debt commitment letter delivered to Parent, certain lenders have agreed to provide debt financing to Parent on the terms and subject to the conditions set forth therein.

Closing Conditions

The consummation of the Mergers is subject to certain customary closing conditions set forth in the Merger Agreement, including: (i) the adoption of the Merger Agreement and the transactions contemplated thereby by the holders of at least a majority of the outstanding shares entitled to vote thereon, voting together as a single class (the “Requisite Company Vote”); (ii) the absence of any order issued by any governmental authority of competent jurisdiction prohibiting, rendering illegal or enjoining the consummation of the Mergers; (iii) the expiration or termination of any waiting periods applicable to the consummation of the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the receipt of certain other regulatory approvals; (iv) each party’s performance of and compliance with its covenants, obligations and agreements contained in the Merger Agreement in all material respects; (v) no Company Material Adverse Effect having occurred since the date of the Merger Agreement; (vi) the accuracy of the representations and warranties of the parties in the Merger Agreement, subject to customary materiality qualifiers; and (vii) delivery of customary closing certificates. The Mergers are not subject to any financing condition.

Representations, Warranties and Covenants

The Company, OpCo LLC, Parent and the Merger Subs have each made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, the Company and OpCo LLC have agreed, among other things, to customary covenants regarding the operation of the business of the Company, OpCo LLC and their subsidiaries during the interim operating period between the execution of the Merger Agreement and the consummation of the Mergers.

In addition, the Company, OpCo LLC, Parent and the Merger Subs have each agreed to use their respective reasonable best efforts to, as soon as reasonably practicable, consummate the transactions contemplated by the Merger Agreement and obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any governmental authority or third party that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement. The Company and Parent have also agreed, subject to the conditions set forth in the Merger Agreement, to take all actions that are necessary to secure the expiration or termination of any applicable waiting period under the HSR Act and to obtain certain other regulatory approvals.

No-Shop; Intervening Events

Subject to certain exceptions, the Company has agreed not to solicit alternative acquisition proposals, engage in discussions or negotiations with any third party regarding alternative acquisition proposals or change the Board of Directors’ recommendation to the Company’s stockholders in favor of the Mergers (an “Adverse Recommendation Change”).

The Merger Agreement also provides that, notwithstanding the foregoing, if prior to receipt of the Requisite Company Vote, the Company receives a bona fide acquisition proposal that did not result from a breach of the Company’s non-solicitation obligations, and the Board of Directors, acting upon the recommendation of the Special Committee, determines in good faith, after consultation with outside legal counsel and its independent financial advisor, that the acquisition proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), the Company may provide information to, and engage in negotiations and discussions with, the person making the acquisition proposal, subject to the terms and conditions of the Merger Agreement.

Prior to obtaining the Requisite Company Vote, if the Board of Directors, acting upon the recommendation of the Special Committee, determines in good faith, after consultation with outside legal counsel and its independent financial advisor, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, the Board of Directors may make an Adverse Recommendation Change in connection with a Superior Proposal or an Intervening Event (as defined in the Merger Agreement) or, in the case of a Superior Proposal, terminate the Merger Agreement (subject to payment of the Company Termination Fee (as defined below)), in each case subject to complying with specified conditions, including providing Parent at least four Business Days’ prior written notice, negotiating in good faith with Parent during the notice period (as it may be extended for material amendments) and allowing Parent the opportunity to propose revisions to the terms of the Merger Agreement in response.

Termination

The Merger Agreement contains certain customary termination rights for each of the Company and Parent, including (i) by mutual written agreement of the Company and Parent, (ii) if the Mergers have not been consummated on or before June 14, 2027 (the “Initial End Date,” and, as it may be extended, the “End Date”); provided that if, on the Initial End Date, the conditions relating to regulatory approvals have not been satisfied but all other conditions to the Closing have been satisfied or waived, the Initial End Date will automatically be extended to September 14, 2027, (iii) any order, writ, injunction, judgment or decree of a governmental authority of competent jurisdiction prohibiting or rendering illegal the consummation of the Mergers that has become final and nonappealable, (iv) the Requisite Company Vote shall not have been obtained at a meeting of the Company’s stockholders (the “Company Meeting”) or (v) the other party is in breach of any representation or warranty or has failed to perform any covenant or agreement in a manner that would result in a failure of an applicable closing condition and such breach or failure cannot be cured or, if curable, has not been cured within 30 days after notice to the other party of such breach or failure.

In addition, (i) prior to receipt of the Requisite Company Vote, the Company may terminate the Merger Agreement to accept a Superior Proposal, subject to Parent’s right to match such Superior Proposal as described above and payment to Parent of the Company Termination Fee, (ii) the Company may terminate the Merger Agreement in circumstances relating to Parent’s breach of the Merger Agreement or failure to consummate the Mergers when required to do so under the Merger Agreement, and (iii) prior to receipt of the Requisite Company Vote, Parent may terminate the Merger Agreement if the Board of Directors makes an Adverse Recommendation Change.

Termination Fees

The Merger Agreement provides for the payment of termination fees upon termination of the Merger Agreement under certain specified circumstances. The Company will be obligated to pay Parent a termination fee of $170,334,000 (the “Company Termination Fee”) if the Merger Agreement is terminated (i) by the Company to accept a Superior Proposal, (ii) by Parent following an Adverse Recommendation Change or (iii) in certain circumstances by either Parent or the Company and, prior to such termination, an acquisition proposal was publicly announced and not publicly withdrawn or otherwise abandoned prior to the date of the Company Meeting, and the Company enters into a definitive agreement for, or consummates, a transaction involving an acquisition proposal within twelve months of such termination.

Parent will be obligated to pay the Company a termination fee of $276,218,000 (the “Parent Termination Fee”) if the Merger Agreement is terminated by the Company in certain circumstances relating to Parent’s breach of the Merger Agreement or failure to consummate the Mergers when required to do so under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting, Support and Rollover Agreements

Certain stockholders of the Company and holders of OpCo LLC Units, including members of management and other employees, have entered into Voting, Support and Rollover Agreements with Parent (the “Rollover Agreements”), pursuant to which, among other things, each such stockholder will, subject to the terms and conditions set forth in the applicable agreement, vote or cause to be voted its Class A Shares and Class B Shares in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, contribute certain Class A Shares (the “Rollover Stock”) to Square Acquisition Topco, LLC, a Delaware limited liability company (“Topco”), in exchange for equity interests in Topco, and retain certain OpCo LLC Units (the “Retained Units” and such contributions and/or retentions, collectively, the “Rollover”). The foregoing description of the Rollover Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of Rollover Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Tax Receivable Agreement

Concurrently with the execution of the Merger Agreement, the Company, OpCo LLC and certain members of OpCo LLC entitled to benefits under the Tax Receivable Agreement entered into an amendment to the Tax Receivable Agreement (the “TRA Amendment”), which provides, among other things, for the payment of a termination payment as set forth in the TRA Amendment and the termination of the Tax Receivable Agreement upon consummation of the Initial Mergers. The foregoing description of the TRA Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the TRA Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K and other written and oral statements made from time to time by us and our representatives are forward-looking statements and not statements of historical or current fact. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include, but are not limited to, statements relating to: our goals, plans, and strategic initiatives; long-term growth prospects; maximizing value for our stockholders; and other events, conditions or developments that will or may occur in the future; and timing of any of the foregoing. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “forecast,” “outlook,” “assume,” “potential” or “continue” or variations or the negative counterparts of these terms or other comparable terminology. These statements are only predictions and are no guarantee of future performance, and investors should not place undue reliance on forward-looking statements as predictive of future results. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this Current Report on Form 8-K.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, The Baldwin Insurance Group Holdings, LLC, Square Acquisition Parent, Inc. (“Buyer”), Square Acquisition Merger Sub I, Inc. and Square Acquisition Merger Sub II, LLC (the “Transaction”). All such forward-looking statements are based upon current plans, estimates, expectations, opportunities and ambitions that are subject to risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; significant costs, or expenses incurred in connection with the Transaction; Buyer’s ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; certain restrictions contained in the Agreement and Plan of Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk of various events that could disrupt operations, including pandemics, epidemics or other public health crises or severe weather (such as droughts, floods, avalanches and earthquakes), cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2026 (the “Form 10-K”), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the SEC. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable factors not discussed in this Current Report on Form 8-K could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. In addition, certain participants in the Transaction will file a Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company and the other participants in the Transaction may also file other relevant documents with the SEC regarding the Transaction. This Current Report on Form 8-K is not a substitute for the proxy statement on Schedule 14A (if and when available), the Schedule 13E-3 (if and when available) or any other document that the Company or the other participants in the Transaction may file with the SEC with respect to the Transaction.

BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN) WHEN IT BECOMES AVAILABLE, THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://ir.baldwin.com/financials/sec-filings or by contacting the Company via email by sending a message to IR@baldwin.com.

Participants in the Solicitation

The Company, Buyer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant material related to the Transaction, which will be filed with the SEC when they become available, and may be found in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 22, 2026 (the “2026 Proxy Statement”), and in the Form 10-K. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Form 10-K, and in the sections entitled “Corporate Governance,” “Compensation Discussion and Analysis,” “Compensation Tables,” and “Security Ownership of Certain Beneficial Owners and Management,” included in the 2026 Proxy Statement. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1*	Agreement and Plan of Merger, by and among The Baldwin Insurance Group, Inc., The Baldwin Insurance Group Holdings, LLC, Square Acquisition Parent, Inc, Square Acquisition Merger Sub I, Inc. and Square Acquisition Merger Sub II, LLC, dated September 14, 2026.
10.1*	Form of Voting, Support and Rollover Agreement, by and among Parent, The Baldwin Insurance Group, Inc., The Baldwin Insurance Group Holdings, LLC and the other parties thereto.
10.2*	Amendment No. 1 to the Tax Receivable Agreement, dated September 14, 2026, by and among The Baldwin Insurance Group, Inc., The Baldwin Insurance Group Holdings, LLC and the other parties thereto.
99.1	Press Release, dated September 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2026	THE BALDWIN INSURANCE GROUP, INC.

	By:	/s/ Bradford L. Hale
		Name:	Bradford L. Hale
		Title:	Chief Financial Officer